Exhibit 99.1

ADTRAN, Inc. Reports Results for Third Quarter 2009 and Declares Quarterly Cash Dividend

HUNTSVILLE, Ala.--(BUSINESS WIRE)--October 13, 2009--ADTRAN, Inc. (NASDAQ:ADTN) reported results for the third quarter of 2009. Sales were $128,062,000 for the quarter, compared to $137,195,000 for the third quarter of 2008. Net income was $21,583,000 for the quarter, compared to $22,411,000 for the third quarter of 2008. Earnings per share, assuming dilution, were $0.34 for the quarter, compared to $0.35 for the third quarter of 2008.

ADTRAN Chief Executive Officer Tom Stanton stated, “In the third quarter, our growth categories continued to perform well, achieving 20% year over year growth and posting another record revenue level. Broadband Access revenues grew 29% as we saw increasing acceptance of our Carrier Ethernet and Broadband services platforms. Optical Access revenues showed impressive strength growing 20% as carriers increased investment in wireless bandwidth upgrades. Internetworking revenues continued to expand as our success in this area continued to reflect the broad-based support we are seeing in our carrier distribution and value added reseller channels. Two of these areas set record revenue levels and our growth areas in total achieved a new high.”

The Company also reported that stock-based compensation expense for the third quarter of 2009 reduced diluted earnings per share by $0.02 compared to $0.03 for the third quarter of 2008.

The Company also announced that its Board of Directors declared a cash dividend for the third quarter of 2009. The quarterly cash dividend is $0.09 per common share to be paid to holders of record at the close of business on October 29, 2009. The ex-dividend date is October 27, 2009 and the payment date is November 12, 2009.

The Company also confirmed that its third quarter conference call will be held Wednesday, October 14, 2009 at 9:30 a.m. Central Time. This conference call will be web cast live through StreetEvents.com. To listen, simply visit the Investor Relations site at http://www.adtran.com or http://streetevents.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.

An online replay of the conference call will be available for seven days at http://streetevents.com. In addition, an online replay of the conference call, as well as the text of the Company's earnings release, will be available on the Investor Relations site at http://www.adtran.com for at least 12 months following the call.

ADTRAN, Inc. is a leading global provider of networking and communications equipment, with a portfolio of more than 1,700 solutions for use in the last mile of today's telecommunications networks. Widely deployed by carriers and enterprises alike, ADTRAN solutions enable voice, data, video, and Internet communications across copper, fiber, and wireless network infrastructures. ADTRAN solutions are currently in use by every major U.S. service provider and many global ones, as well as by thousands of public, private and governmental organizations worldwide.

For more information, contact the company at 800 9ADTRAN (800 923-8726) or via email at info@adtran.com. On the Web, visit www.adtran.com.

This press release contains forward-looking statements which reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including the successful development and market acceptance of new products, the degree of competition in the market for such products, the product and channel mix, component costs, manufacturing efficiencies, and other risks detailed in our annual report on Form 10-K for the year ended December 31, 2008 and Form 10-Q for the quarter ended June 30, 2009. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.

Condensed Balance Sheet Unaudited (In thousands)

	September 30,	December 31,
	2009	2008
Assets
Cash and cash equivalents	$25,236	$41,909
Short-term investments	169,480	96,277
Accounts receivable, net	65,324	52,749
Other receivables	4,143	2,896
Inventory, net	44,696	47,406
Prepaid expenses	2,924	2,974
Deferred tax assets, net	8,498	8,653
Total current assets	320,301	252,864

Property, plant, and equipment, net	74,792	75,487
Deferred tax assets, net	-	3,920
Other assets	1,533	103
Long-term investments	158,865	141,241

Total assets	$555,491	$473,615

Liabilities and Stockholders' Equity
Accounts payable	$26,133	$20,313
Unearned revenue	6,122	6,141
Accrued expenses	4,874	3,536
Accrued wages and benefits	9,416	9,868
Income tax payable, net	4,032	266
Total current liabilities	50,577	40,124

Deferred tax liabilities, net	1,272	-
Other non-current liabilities	11,405	9,422
Bonds payable	48,250	48,250
Total liabilities	111,504	97,796

Stockholders' equity	443,987	375,819

Total liabilities and stockholders' equity	$555,491	$473,615

Consolidated Statements of Income (In thousands, except per share data) Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Sales	$128,062	$137,195	$359,954	$388,263
Cost of Sales	53,605	55,512	146,347	156,946

Gross Profit	74,457	81,683	213,607	231,317

Selling, general and administrative expenses	25,001	26,317	73,583	77,573
Research and development expenses	20,497	21,688	62,029	61,456

Operating income	28,959	33,678	77,995	92,288

Interest and dividend income	1,798	2,187	5,273	6,689
Interest expense	(613)	(626)	(1,825)	(1,905)
Net realized investment gain (loss)	760	(47)	(1,443)	(151)
Other income, net	107	243	72	709

Income before provision for income taxes	31,011	35,435	80,072	97,630

Provision for income taxes	(9,428)	(13,024)	(24,466)	(35,758)

Net Income	$21,583	$22,411	$55,606	$61,872

Weighted average shares outstanding
Basic	62,762	63,096	62,417	63,975
Diluted(1)	63,870	64,101	63,258	64,961

Earnings per common share
Basic	$0.34	$0.36	$0.89	$0.97
Diluted(1)	$0.34	$0.35	$0.88	$0.95

(1) Assumes exercise of dilutive stock options calculated under the treasury stock method.

Supplemental Information Stock Based Compensation Expense (In thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008

Stock-based compensation expense included in cost of sales	$66	$79	$196	$237

Selling, general and administrative expense	658	912	2,160	2,755
Research and development expense	860	1,011	2,639	3,009

Stock-based compensation expense included in operating expenses	1,518	1,923	4,799	5,764

Total stock-based compensation expense	1,584	2,002	4,995	6,001
Tax benefit for expense associated with non-qualified options	(157)	(196)	(453)	(600)

Total stock-based compensation expense, net of tax	$1,427	$1,806	$4,542	$5,401

Consolidated Statements of Cash Flow Unaudited (In thousands)

	Nine Months Ended
	September 30,
	2009	2008
Cash flows from operating activities:
Net income	$55,606	$61,872
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,521	7,387
Amortization of net premium of available-for-sale investments	2,626	1,482
Net realized loss on long-term investments	1,443	151
Gain (loss) on disposal of property, plant, and equipment	(32)	62
Stock-based compensation expense	4,995	6,001
Deferred income taxes	(1,119)	(587)
Tax benefit from stock option exercises	1,416	1,023
Excess tax benefit from stock-based compensation arrangements	(906)	(637)
Change in operating assets and liabilities:
Accounts receivable, net	(12,402)	11,453
Other receivables	(1,241)	298
Inventory	2,710	226
Prepaid expenses and other assets	90	(817)
Accounts payable	5,792	2,404
Accrued expenses and other liabilities	2,495	970
Income tax payable, net	3,766	1,076
Net cash provided by operating activities	72,760	92,364

Cash flows from investing activities:
Purchases of property, plant, and equipment	(6,710)	(6,982)
Proceeds from sales and maturities of available-for-sale investments	140,047	212,840
Purchases of available-for-sale investments	(217,669)	(199,249)
Acquisition of business	(1,370)	-
Net cash provided by (used in) investing activities	(85,702)	6,609

Cash flows from financing activities:
Proceeds from exercises of stock options	12,673	3,520
Purchases of treasury stock	(2,780)	(57,923)
Dividend payments	(16,830)	(17,290)
Payments on long-term debt	-	(250)
Excess tax benefits from stock-based compensation arrangements	906	637
Net cash used in financing activities	(6,031)	(71,306)

Net increase (decrease) in cash and cash equivalents	(18,973)	27,667
Effect of exchange rate changes	2,300	(843)
Cash and cash equivalents, beginning of period	41,909	13,941

Cash and cash equivalents, end of period	$25,236	$40,765

CONTACT:
ADTRAN, Inc.
Jim Matthews, 256-963-8775
Senior Vice President/CFO
or
INVESTOR SERVICES/ASSISTANCE:
Gayle Ellis, 256-963-8220